UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

INTERCONTINENTALEXCHANGE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32671	58-2555670
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2008, the Board of Directors of IntercontinentalExchange, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, approved amendments to the Bylaws of the Company (the “Bylaws”) which supplement the existing advance notice requirements with regard to stockholder proposals relating to the nomination of candidates for election as directors or any other matter to be brought before meetings of Company stockholders, effective immediately. The amendments expand the information required in the proponent stockholder’s notice to the Company such that, in addition to the existing requirements, the stockholder must disclose all ownership interests in the Company, including derivatives, hedged positions and other economic and voting interests. To effect these changes, a new fifth and sixth sentence was added to Section 2.13(b) of the Bylaws.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
3.1	Amended and Restated Bylaws dated December 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINETALEXCHANGE, INC.
/s/ Scott A. Hill
Scott A. Hill
Senior Vice President and Chief Financial Officer

Date: December 16, 2008

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Bylaws dated December 11, 2008.

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